UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  September 22, 2005


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


            Delaware            1-8400              75-1825172
(State of Incorporation) (Commission File Number) (IRS Employer
                                                Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas        76155
 (Address of principal executive offices)          (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Item 8.01 Other Events

AMR Corporation is filing herewith its Eagle Eye communication to
investors.   This  document  includes  (a)  actual unit cost, fuel
price, capacity  and  traffic information for July and  August  and
(b) forecasts of unit cost, revenue performance and fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations and other income/expense estimates.








                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  September 22, 2005







AMR EAGLE EYE

September 22, 2005

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document, the words "expects", "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs, future financing plans and needs, overall economic conditions, plans and objectives for future operations, and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company's substantial indebtedness; continued high fuel prices and the availability of fuel; further increases in the price of fuel; the impact of events in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, characterized by increasing pricing transparency and competition from low cost carriers and financially distressed carriers; historically low fare levels and fare simplification initiatives (both of which could result in a further deterioration of the revenue environment); the ability of the Company to reduce its costs further without adversely affecting operational performance and service levels; uncertainties with respect to the Company's international operations; changes in the Company's business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; the inability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability and terms of future financing; the ability of the Company to reach acceptable agreements with third parties; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

This Eagle Eye provides updated guidance for the third quarter and the full year 2005.

Performance Update

Costs: Unit cost forecasts are attached. Changes in unit costs from prior guidance are primarily attributed to higher fuel prices and less capacity.

Special Items: In the third quarter, AMR expects to incur a one-time charge of $80.4 million dollars for a contract termination. This is expected to be somewhat offset by a one-time credit of $22.1 million related to the reversal of an insurance reserve, following a favorable legal decision.

Revenue: Third quarter mainline unit revenue is expected to increase between 11.5% and 12.5% year over year. Consolidated third quarter unit revenue is expected to increase between 10.5% and 11.5% year over year.

Liquidity:   We expect to end the third quarter with a  cash  and
short-term investment balance well over $3.5 billion, including approximately $500 million in restricted cash and short-term investments.




                                   Kathy Bonanno
                                   Director Investor Relations









AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
       3Q05:  Hedged on 1.0% of consumption at approximately $27/bbl
       WTI Crude

AMR Fuel Price (Including Hedges and Taxes) and Consumption
                                   Actual               Forecast
                                 Jul      Aug        Sep    3Q05     2005
  Fuel Price (dollars/gal) 1/   1.75     1.86       2.05    1.88     1.77
  Fuel Consumption (MM gals)   294.3    286.2      255.4   835.9  3,249.1

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
                                   Actual               Forecast
                                 Jul      Aug        Sep    3Q05     2005
  AMR Cost per ASM 1/          10.60    10.85      11.88   11.08    10.90
  AMR Cost per ASM (ex-
     special items) 2/         10.60    10.85      11.50   10.96    10.90
  AMR Cost per ASM (ex-fuel
     and special items) 2/      7.59     7.65       8.07    7.76     7.85

American Mainline Cost per ASM
                                   Actual               Forecast
                                 Jul      Aug        Sep    3Q05     2005
  AA Cost per ASM 1/           10.11    10.34      11.39   10.59    10.39
  AA Cost per ASM (ex-
     special items) 2/         10.11    10.34      10.98   10.46    10.39
  AMR Cost per ASM (ex-fuel
     and special items) 2/      7.18     7.24       7.66    7.35     7.43

Capacity and Traffic Forecast (millions)

AA Mainline Operations
                                   Actual               Forecast
                                 Jul      Aug        Sep    3Q05     2005
  ASMs                        16,005   15,508     14,160  45,673  177,239
    Domestic                  10,418   10,129      9,150  29,697  115,311
    International              5,587    5,379      5,010  15,976   61,928

    Traffic                   13,624   12,653     10,754  37,031  138,606

Regional Affiliate Operations
                                   Actual               Forecast
                                 Jul      Aug        Sep    3Q05     2005
    ASMs                       1,113    1,136      1,084   3,333   12,756

    Traffic                      835      803        731   2,369    8,856







AMR EAGLE EYE

Below the Line Income/Expenses

    Total Other Income/(Expense) is estimated at ($205) million in the third quarter of 2005

1/ Data is as reported and includes a net charge of $58 million in September and 3Q05, reflecting a contract termination and the reversal of an insurance reserve, following a favorable legal decision.
   2005 data also includes a $55 million special fuel tax credit received in 1Q05.

2/ The company believes that unit costs excluding fuel and special items are useful to investors in monitoring the performance of the company's costs excluding the volatility of fuel and one-time items. Reconciliation to GAAP follows:


                                     Actual               Forecast
                                   Jul    Aug        Sep    3Q05   2005
AMR CASM (cents)                 10.60  10.85      11.88   11.08  10.90
Less Special Items CASM (cents)      -      -       0.38    0.12      -
AMR CASM Excluding Special
   Items (cents)                 10.60  10.85      11.50   10.96  10.90

Less Fuel CASM (cents)            3.01   3.20       3.43    3.20   3.05
AMR CASM Excluding Special
   Items & Fuel (cents)           7.59   7.65       8.07    7.76   7.85


                                     Actual               Forecast
                                   Jul    Aug        Sep    3Q05   2005
AA CASM (cents)                  10.11  10.34      11.39   10.59  10.39
Less Special Items CASM (cents)      -      -       0.41    0.13      -
AA CASM Excluding Special
   Items (cents)                 10.11  10.34      10.98   10.46  10.39

Less Fuel CASM (cents)            2.93   3.10       3.32    3.11   2.96
AA CASM Excluding Special
   Items and Fuel (cents)         7.18   7.24       7.66    7.35   7.43